Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Stephen P. Gottesfeld,  Logan H.  Hennessey and Nancy Lipson, each of them acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, in his or her name and on his or her behalf, to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent may deem necessary or advisable to enable Newmont Mining Corporation to comply with the Securities Exchange Act of 1934, as amended (the “Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, including, without limitation, the power and authority to sign his or her name in any and all capacities (including his or her capacity as an Officer of Newmont Mining Corporation) to the Annual Report on Form 10-K of Newmont Mining Corporation for the fiscal year ended December 31, 2015 and any amendments thereto and the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 17th day of February, 2016.

Signature	Title

/s/ Gregory H. Boyce	Director
Gregory H. Boyce

/s/ Bruce R. Brook	Director
Bruce R. Brook

/s/ J. Kofi Bucknor	Director
J. Kofi Bucknor

/s/ Vincent A. Calarco	Non-Executive Chair
Vincent A. Calarco

/s/ Joseph A. Carrabba	Director
Joseph A. Carrabba

/s/ Noreen Doyle	Vice Chair
Noreen Doyle

/s/ Veronica M. Hagen	Director
Veronica M. Hagen

/s/ Jane Nelson	Director
Jane Nelson

/s/ Gary J. Goldberg	Director and Chief Executive Officer
Gary J. Goldberg	(Principal Executive Officer)

/s/ Julio M. Quintana	Director
Julio M. Quintana

/s/ Laurie Brlas	Executive Vice President and Chief Financial
Laurie Brlas	Officer
(Principal Financial Officer)

/s/ Glenn Culpepper	Senior Vice President and Global Controller
Glenn Culpepper	(Principal Accounting Officer)